                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of this Statement on Schedule 13D with respect to the Common Stock of WCH, Inc., formerly known as Candlewood Hotel Company, Inc., and further agree to the filing of this agreement as an Exhibit thereto.

Dated: January 6, 2004



                                     OLYMPUS GROWTH FUND II, L.P.

                                     By: OGP II, L.P., its General Partner
                                          By:  RSM, L.L.C., its General Partner


                                          By: /s/Robert M. Morris
                                              ----------------------------------
                                              Name:  Robert M. Morris
                                              Title: Managing Member



                                     OLYMPUS EXECUTIVE FUND, L.P.

                                     By: OEF, L.P., its General Partner
                                          By: RSM, L.L.C., its General Partner


                                          By: /s/Robert M. Morris
                                              ----------------------------------
                                              Name:  Robert M. Morris
                                              Title: Managing Member



                                     RSM, L.L.C.


                                     By:  /s/ Robert M. Morris
                                          --------------------------------------
                                          Name:  Robert M. Morris
                                          Title: Managing Member